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                                  Exhibit 21

                        SUBSIDIARIES OF THE REGISTRANT

A.    JDN Realty Corporation Subsidiaries                     State of
                                                              Incorporation or
                                                              Organization

      Black Cherry Limited Liability Company                  Colorado
      JDN Realty AL, Inc.                                     Alabama
      JDN Realty Corporation, GP, Inc.                        Delaware
      Georgia Finance Corporation                             Delaware
      JDN West Allis Associates Limited Partnership           Georgia
      JDN Realty LP, Inc.                                     Delaware
      JDN Realty Holdings, L.P.                               Georgia

B.    Related Entities

(1)   JDN Development Company, Inc./1/                        Delaware
      ----------------------------

      JDN Development Company Subsidiaries

      Fayetteville Black Investment, Inc.                     Georgia
      Duck Creek, LLC                                         Georgia
      Pecan Park, LLC                                         Mississippi
      Mitchell Bridge Associates, Inc.                        Georgia
      JDN of Alabama Realty Corporation                       Alabama
      JDN Intermountain Development Corp.                     Delaware
      Metro Station Development Company LLC                   Mississippi
      WHF, Inc.                                               Georgia
      JDN Development Investment, L.P.                        Georgia
      JDN Development L.P. Inc.                               Delaware

(2)   JDN Development - Franklin, Inc./2/                     Delaware
      --------------------------------

(3)   Entities in which JDN Development Investment, L.P. is the General Partner
      -------------------------------------------------------------------------
      and JDN Realty Holdings, L.P. is the Limited Partner
      ----------------------------------------------------

      JDN Real Estate Development, L.P.                       Georgia
      JDN Real Estate - Gulf Breeze II, L.P.                  Georgia
      JDN Real Estate - Lakeland, L.P.                        Georgia
      JDN Real Estate - Fayetteville, L.P.                    Georgia
      JDN Real Estate - McKinney, L.P.                        Georgia
      JDN Real Estate - Frisco, L.P.                          Georgia
      JDN Real Estate - Pooler, L.P.                          Georgia

________________________

1 The Company holds an interest in this entity which is structured such that the Company owns 99% of the economic interest while W. Fred Williams, President of JDN Development owns the remaining 1% and controls the entity's operations and activities through his voting common stock ownership.
2 The Company holds an interest in this entity which is structured such that the Company owns 99% of the economic interest while J. Donald Nichols, former Chief Executive Officer and Chairman of the Company, owns the remaining 1% and controls the entity's operations and activities through his voting common stock ownership.
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      JDN Real Estate - Erie, L.P.                            Georgia
      JDN Real Estate - West Lansing, L.P.                    Georgia
      JDN Real Estate - Hickory Creek, L.P.                   Georgia
      JDN Real Estate - Parker Pavilions, L.P.                Georgia
      JDN Real Estate - Cumming, L.P.                         Georgia
      JDN Real Estate - Bridgewood Fort Worth, L.P.           Georgia
      JDN Real Estate - West Lafayette, L.P.                  Georgia
      JDN Real Estate - Conyers, L.P.                         Georgia
      JDN Real Estate - Pioneer Hills, L.P.                   Georgia
      JDN Real Estate - Hampton, L.P.                         Georgia
      JDN Real Estate - Pensacola, L.P.                       Georgia
      JDN Real Estate - Florence, L.P.                        Georgia

(4)   Entities in which JDN Realty Holdings, L.P. is the General Partner and JDN
      --------------------------------------------------------------------------
      Development Investment, L.P. is the Limited Partner
      ---------------------------------------------------

      JDN Real Estate - McDonough, L.P.                       Georgia

(5)   Other Related Entities
      ----------------------

      Pepperell Corners, L.P./3/                              Alabama
      Goldberg Property Associates, Inc./4/                   Colorado
      JDN - Zaremba Venture, LLC/5/                           Delaware
      JDN Intermountain Development,
          Parker Pavilion, LLC/6/                             Georgia
      JDN Intermountain Development,
          Pioneer Hills, LLC/7/                               Georgia


_______________________

3 JDN of Alabama Realty Corporation owns a 1% general partnership interest and a
  10.64% limited partnership interest in this entity.
4 This entity is a subsidiary of JDN Intermountain Development Corp.
5 JDN Real Estate - Pooler, L.P. owns a 50% interest in this entity and is the Managing Member. Zaremba Foxfield Pooler, LP owns the remaining 50% interest in this entity.
6 JDN Real Estate - Parker Pavilions, L.P. owns a 100% interest in this entity. 7 JDN Real Estate - Pioneer Hills, L.P. owns a 100% interest in this entity.